EXHIBIT 6
         to SCHEDULE 13D



                            SHARE PURCHASE AGREEMENT

By and between

1.       General Atlantic Partners (Bermuda), L.P.
         Clarendon House, 2 Church Street
         Hamilton HM 11
         Bermuda
                                                                     as "GAP LP"

2.       GAP Coinvestment Partners II, L.P.
         c/o General Atlantic Service Corporation
         3 Pickwick Plaza
         Greenwich, Connecticut 06830
         USA
                                                           as "GAP COINVESTMENT"

3.       GapStar, LLC
         c/o General Atlantic Service Corporation
         3 Pickwick Plaza
         Greenwich, Connecticut 06830
         USA
                                                                    as "GAPSTAR"

4.       GAPCO GmbH & Co. KG
         c/o General Atlantic Partners GmbH
         Konigsallee 62
         40212 Dusseldorf
                                                                   as "GAPCO KG"

                                 GAP LP, GAP Coinvestment, GapStar and GAPCO KG,
                                               collectively, as the "PURCHASERS"


            [GRAPHIC OMITTED - LOGO] FRESHFIELDS BRUCKHAUS DERINGER
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                                                                            2/23


5.       Hans Strack-Zimmermann
         Josefstalerstrasse 14
         83727 Schliersee

6.       Sibylle Strack-Zimmermann
         Josefstalerstrasse 14
         83727 Schliersee

    the Parties to 5. through 6., collectively, as the "SELLING STOCKHOLDERS"

                              dated August 12, 2002


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                                                                            3/23

PREAMBLE

A. IXOS SOFTWARE AG is a German stock corporation with its corporate seat in Grasbrunn and registered in the commercial register at the lower court Munich under HRB 116846 (the "COMPANY"). The share capital of the Company amounts to Euro 19,724,659.00 and is split into 19,724,659 non-par value bearer shares (NENNWERTLOSE, AUF DEN INHABER LAUTENDE STUCKAKTIEN) with a nominal participation in the share capital of Euro
         1.00 per share. The shares are listed on the Regulated Market with trading at the Neuer Markt Segment of the Frankfurt Stock Exchange (listing number 506150) and have a quotation on the Nasdaq National Market (listing number 916742) through an ADR program in the United States.

         The Company's shares are evidenced in three global share certificates (GLOBALURKUNDEN) and in three global dividend certificates related hereto (SAMMELGEWINNANTEILSSCHEINE) (collectively "CERTIFICATES"). The Certificates are held in trust by Clearstream Banking AG, Frankfurt.

B.       The Selling Stockholders hold the following shares in the Company:

         -----------------------------------------------------------------------
                  SELLING STOCKHOLDER                   NUMBER OF SHARES
         -----------------------------------------------------------------------
         Hans Strack-Zimmermann                         1,653,525
         -----------------------------------------------------------------------
         Sibylle Strack-Zimmermann                      1,176,500
         -----------------------------------------------------------------------

         All shares held by the Selling Stockholders are collectively referred to hereinafter as "SELLING STOCKHOLDERS' SHARES".

C. Purchasers are interested to acquire up to approx. 29.9% of the shares of the Company by (i) subscribing for up to 1,800,000 new shares to be issued to Purchasers in a capital increase from authorized capital (GENEHMIGTES KAPITAL) with exclusion of the pre-emption rights in accordance with Section 5.5 of the Company's articles of association (the "CAPITAL INCREASE") and (ii) acquiring shares directly from the Selling Stockholders and from Eberhard and Helga Farber (the "OTHER STOCKHOLDERS") by entering into a share purchase agreement with the Other Stockholders (the "OTHER AGREEMENT"). For purposes of subscribing for the new shares in the context of the Capital Increase Purchasers and the Company envisage to enter into a participation



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                                                                            4/23

         agreement outlining their respective obligations in the course of the Capital Increase (the "PARTICIPATION AGREEMENT").

         The Parties are aware and know that the Purchasers and the Selling Stockholders may possess certain non-public information concerning the Company and its subsidiaries. The Parties hereby explicitly confirm that they have entered into this Agreement irrespective of any non-public information and that the purchase price to be paid by the Purchasers to the Selling Stockholders under this Agreement has been determined on a valuation of the Company which is independent from the stock exchange price for the Company's shares.

D. The Selling Stockholders wish to sell an aggregate of 1,800,000 Selling Stockholders' Shares (the "PURCHASED SHARES") to Purchasers, and Purchasers wish to purchase the Purchased Shares at a price equal to EUR 6.50 per share.

         The Selling Stockholder' Shares which remain with the Selling Stockholders and are not sold to the Purchasers are set forth in ANNEX I and are collectively referred to hereinafter as the "REMAINING SHARES".


 Now, therefore, the Parties agree as follows:


                                    SECTION 1
                     SALE AND ASSIGNMENT OF PURCHASED SHARES

1.1 Selling Stockholders hereby sell and assign their respective Purchased Shares (see Preamble D. above and Annex I) to Purchasers with all rights and obligations pertaining thereto. Moreover, Selling Stockholders hereby assign to Purchasers their respective claims for delivery (HERAUSGABEANSPRUCH) of the Certificates vis-a-vis Clearstream Banking AG. The Purchased Shares shall be allocated among GAP LP, GAP Coinvestment, GapStar and GAPCO KG as set forth in the ANNEX II hereto.

         Purchasers hereby accept these sales and assignments.


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                                                                            5/23

1.2 The sale and assignment of the respective Purchased Shares and the assignment of the claims for delivery of the Certificates is subject to all Conditions Precedent (as defined in Section 3.2 below) and to the conditions precedent set forth in Section 7c. The assignment of the respective Purchased Shares is also subject to (additional condition precedent; AUFSCHIEBENDE BEDINGUNG) the payment of the respective Individual Purchase Price (as defined in Section 2.2 below) in accordance with Section 2 below.

1.3 Purchasers shall inform Selling Stockholders in writing without undue delay that the Conditions Precedent (as defined in Section 3.2 below) and the conditions precedent set forth in Section 7c have been fulfilled. For purposes of this notification, Peters, Schonberger & Partner, attn: Dr. Klaus D. Hofner (see Section 8.7 below) shall act as a representative of the Selling Stockholders (EMPFANGSBEVOLLMACHTIGTER). Without undue delay after receipt of this notification, the Selling Stockholders shall give irrevocable instructions to their respective deposit bank (with a copy to Freshfields Bruckhaus Deringer, attn. Dr. Peter Nussbaum (see below
         Section 8.7)) to transfer the Purchased Shares to a single depository account of Purchasers to be notified to Selling Stockholders by Purchasers prior to Closing against simultaneous (ZUG-UM-ZUG) payment of the Individual Purchase Price (as defined in Section 2.2).

1.4 Purchasers are exclusively entitled to the profits of the current business year as well as the profits of preceding business years not yet distributed to the Selling Stockholders (i.e. profits carried forward and profits of preceding business years with respect to which no resolution to distribute the profits has been passed).


                                    SECTION 2
                                 PURCHASE PRICE

2.1 As purchase price for the sale and assignment of the Purchased Shares pursuant to Section 1.1 above Purchasers shall pay to Selling Stockholders a cash consideration of EUR 6.50 (in words: Euro six and fifty cents) per Purchased Share. The purchase prices paid to the Selling Stockholders shall be allocated among GAP LP, GAP Coinvestment, GapStar and GAPCO KG as set forth in the ANNEX II hereto.


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                                                                            6/23

2.2 The purchase price paid to each Selling Stockholder according to the preceding Section 2.1 and Annex II (the "INDIVIDUAL PURCHASE PRICE") shall be made by wire transfer against simultaneous (ZUG-UM-ZUG) transfer of the Purchased Shares to the depository accounts of Purchasers (see Section 1.3 above) to the following Selling Stockholder's bank accounts:

                  Hans Strack-Zimmermann
                  Bank:                              Deutsche Bank Munchen
                  Bank Sorting Code :                70070010
                  Account No.:                       2110153

                  Sibylle Strack-Zimmermann
                  Bank:                              Deutsche Bank Munchen
                  Bank Sorting Code :                70070010
                  Account No.:                       2110146

2.3 Each Individual Purchase Price is payable on the date of Closing (as defined in Section 3.1).

2.4. In the event that an Individual Purchase Price is not paid in accordance with this Section 2, Purchasers shall pay to the affected Selling Stockholders 4 % p.a. interest above the prevailing three months Frankfurt EURIBOR rate as published on Closing for the prior Banking Day in the BORSEN-ZEITUNG on any outstanding portion thereof.


                                    SECTION 3
                     SIGNING, CLOSING, CONDITIONS PRECEDENT

3.1      Signing and Closing shall each have the following meaning:

         3.1.1 "SIGNING" shall be the day on which this Agreement has been duly executed.

         3.1.2 "CLOSING" shall be not later than five Banking Days (as defined in Section 8.3) after the Conditions Precedent (as defined in the Section


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                                                                            7/23

                  3.2) and the conditions precedent set forth in Section 7c have been fulfilled.

3.2 The sale and assignment of the Purchased Shares to Purchasers is - in addition to the payment of the Individual Purchase Price (see Section
         2.2 above) - subject to the following conditions precedent (AUFSCHIEBENDE BEDINGUNGEN) (the "CONDITIONS PRECEDENT"), unless one or all of them have been duly waived by the Purchasers:

         3.2.1 The Purchasers have subscribed for up to 1,800,000 new shares of the Company to be issued in the Capital Increase as contemplated in the Participation Agreement and the Company has filed for the registration of the consummation of the Capital Increase in the commercial register.

         3.2.2 In so far as the proposed concentration is subject to the German Act against Restraints on Competition (GWB), one of the following must take place:

                  (i) Notification from the Federal Cartel Office (FCO) that the prohibition requirements according to Sec. 36 GWB are not fulfilled; or

                  (ii) Expiry of the one month time limit from submission of a complete notification to the FCO as laid down in Sec. 40 para 1 GWB, without the parties having been notified by the FCO that it has entered into the examination of the proposed concentration; or

                  (iii) Expiry of the four month time limit, or an extended time limit, from submission of a complete notification to the FCO as laid down in Sec. 40 para 2 GWB, without the FCO having issued a prohibition order.

         3.2.3 Insofar as the planned concentration has to be notified in other countries in accordance with the anti-trust laws applicable in those countries and execution of the proposed concentration is prohibited until the proposed concentration has been approved by the appropriate


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                                                                            8/23

                  national cartel authorities, the national cartel authorities in these countries must have give all the necessary approvals.

         3.2.4 The conditions precedent set forth in Section 7c shall have been satisfied.


                                    SECTION 4
                        SELLING STOCKHOLDERS' GUARANTEES

4.1 Each of the Selling Stockholders guarantees (GARANTIERT) to Purchasers by way of an independent guarantee pursuant to ss. 311 (1) German Civil Code (BGB) and subject to the limitations set forth in Section 5 that the following statements are true and correct as of Signing and of Closing (collectively "SELLING STOCKHOLDERS' GUARANTEES"):

         4.1.1 Such Selling Stockholder has the legal capacity to execute, deliver and perform his or its obligations under this Agreement.

         4.1.2 The execution, delivery and performance by such Selling Stockholder of this Agreement and the transactions of such Selling Stockholder contemplated hereby, (i) if applicable, have been duly authorized by all necessary action of the Selling Stockholder, (ii) do not violate, conflict with or result in any breach or contravention of, or the creation of any security interest under, any contractual obligation of such Selling Stockholder, or any legal requirement or order applicable to such Selling Stockholder, and (iii) do not violate any judgment, injunction, award, decree or order of any nature or any agreement against, or binding upon, such Selling Stockholder. Such Selling Stockholder is not party to, or bound by, any agreement that is currently in effect, granting rights to any third party which are inconsistent with the rights to be granted by such Selling Stockholder in this Agreement.

         4.1.3 The Company is duly incorporated and validly existing under the laws of Germany. The Purchased Shares as described in Annex II and all rights pertaining thereto (i) exist in the amounts set out herein and (ii) are fully paid-up and have not been repaid.


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                                                                            9/23

         4.1.4 Such Selling Stockholder owns beneficially its Purchased Shares being sold to the Purchasers and has good and valid title to such Purchased Shares which are free and clear of any third party rights, and are not pledged, assigned, charged or used as a security. Such Selling Stockholder has the unrestricted power and authority to transfer its Purchased Shares to the Purchasers.

         4.1.5 Except for any filings mandatory under statutory law (e.g., without limitations, filings in accordance with the German Securities Trading Act (WPHG)) or any waiting periods under the current insider trading policy of the Company to which the Selling Stockholders are subject (if applicable), no approval, compliance, exemption, or other action by, or notice to, or filing with, any Regulatory Authority or any other third party, and no lapse of a waiting period under any legal requirement, order or contractual obligation is necessary or required in connection with the execution, delivery or performance, by or enforcement against such Selling Stockholder of this Agreement or the transactions of such Selling Stockholder contemplated hereby.

         4.1.6 This Agreement has been duly executed and delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder under German law in accordance with its terms, except as enforceability may be limited by applicable insolvency or other similar laws relating to or affecting the rights of creditors.

         4.1.7 There are no actions, suits, proceedings, claims, arbitrations or investigations pending or, to the knowledge of such Selling Stockholder, threatened, against such Selling Stockholder which could impact the validity of the transfer of title to the Purchased Shares and/or the clearance of the Purchased Shares of any third party rights.

         4.1.8 This Agreement does not contain any untrue statements by the Selling Stockholders.

         4.1.9 Such Selling Stockholder (i) knows that the Purchasers may possess certain non-public information concerning the Company and/or its subsidiaries that may or may not be independently known to such


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                                                                           10/23

                  Selling Stockholder (all of such non-public information referred to in this paragraph is hereinafter referred to as the "NON-PUBLIC INFORMATION"), (ii) has entered into this Agreement and agrees to consummate the transactions contemplated by this Agreement notwithstanding that it is aware that the Non-Public Information may exist and that the Non-Public Information has not been disclosed to such Selling Stockholder, (iii) confirms and acknowledges that neither the existence of Non-Public Information, the substance of any Non-Public Information nor the fact that Non-Public Information has not been disclosed to such Selling Stockholder is material to it or to its determination to enter into this Agreement and consummate the transactions contemplated hereby,
                  (iv) acknowledges that it is a sophisticated seller with respect to the Purchased Shares and has independently and without reliance upon the Purchasers or the Company and based on such information as such Selling Stockholder has deemed appropriate in its independent judgment made its own analysis and decision to enter into this Agreement and (v) acknowledges that the Purchasers have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Purchasers have no obligations to such Selling Stockholder, whether express or implied, including, without limitation, fiduciary obligations, except for those express obligations set forth herein.

4.2 "REGULATORY AUTHORITY" shall be defined as the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitations, the Deutsche Borse AG.

4.3      Except for the Selling Stockholder's Guarantees as set forth in Section
         4.1 the Selling Stockholders do not give any additional guarantees in respect to the Purchased Shares and/or the Company.


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                                                                           11/23

                                   SECTION 4A
                             PURCHASERS' GUARANTEES

4a.1 Each of the Purchasers guarantees (GARANTIERT) to Selling Stockholders by way of an independent guarantee pursuant to ss. 311 (1) German Civil Code (BGB) and subject to the limitations set forth in Section 5a that the following statements are true and correct as of Signing and of Closing (collectively "PURCHASERS' GUARANTEES"):

         4a.1.1 Such Purchaser has the power and authority to execute, deliver and perform its obligations under this Agreement.

         4a.1.2 The execution, delivery and performance by such Purchaser of this Agreement and the transactions of such Purchaser contemplated hereby, (i) have been duly authorized by all necessary action of the Purchaser, (ii) do not contravene the terms of the organizational documents, or any amendment thereof, of such Purchaser, (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any security interest under, any contractual obligation of such Purchaser, or any legal requirement or order applicable to such Purchaser, and (iv) do not violate any judgment, injunction, award, decree or order of any nature or agreement against, or binding upon, such Purchaser. Such Purchaser is not party to, or bound by, any agreement that is currently in effect, granting rights to any third party which are inconsistent with the rights to be granted by such Purchaser in this Agreement.

         4a.1.3 Except for any mandatory statutory law measures (e.g., without limitations, antitrust approval (see Section 3.2.1) or filings in accordance with the German Securities Trading Act (WPHG)), no approval, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Regulatory Authority or any other third party, and no lapse of a waiting period under any legal requirement, order or contractual obligation is necessary or required in connection with the execution, delivery or performance, by or enforcement against such Purchaser of this Agreement or the transactions of such Purchaser contemplated hereby.


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                                                                           12/23

         4a.1.4 This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors.

         4a.1.5 There are no actions, suits, proceedings, claims, arbitrations or investigations pending or, to the knowledge of such Purchaser, threatened, against such Purchaser purporting to enjoin or restrain the execution, delivery or performance by such Purchaser of this Agreement.

         4a.1.6 This Agreement does not contain any untrue statements of a material fact by the Purchasers.

4a.2 Except for the Purchasers' Guarantees as set forth in Section 4a.1, Purchasers do not give any additional guarantees in respect to this Agreement.


                                    SECTION 5
                             REMEDIES FOR PURCHASERS

5.1 In the event of any breach or non-fulfillment by Selling Stockholders of any of the Selling Stockholders' Guarantees listed in Section 4.1, Selling Stockholders shall be liable for putting Purchasers into the same position that they would have been in if the Selling Stockholders' Guarantees had been correct or had not been breached (NATURALRESTITUTION), or, at the election of Purchasers, by payment of the amount necessary to restore the damage suffered by the respective Purchaser to the warranted position (SCHADENSERSATZ).

5.2 All claims of Purchasers arising under this Agreement shall be time-barred on the second anniversary of Closing, except for all claims of Purchasers in respect of liabilities for defects of title arising from a breach in respect of Section 4.1.1 through 4.1.4 and 4.1.6 which shall be time barred on the seventh anniversary of Closing.


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5.3      Purchasers have the right to claim damages because of breach of Selling
         Stockholders' Guarantees only, if the aggregate amount of all claims exceeds EUR 500,000.00 but then for the full amount of such claims (FREIGRENZE). The aggregate liability of the Selling Stockholders under
         Section 5.1 is in any event limited to 50 % of the respective
         Individual Purchase Price, provided that any claims of Purchasers arising from a breach of the Selling Stockholders' Guarantees contained in Sections 4.1.3 and 4.1.4 shall be limited to the respective Individual Purchase Price.

5.4 The Parties are in agreement that the remedies that Purchasers may have against Selling Stockholders for breach of obligations set forth in this Agreement are solely governed by this Agreement, and the remedies provided for by this Agreement shall be the exclusive remedies available to Purchasers. The Parties are further in agreement that under no circumstances shall Selling Stockholders' Guarantees be construed as representations of Selling Stockholders with respect to the quality of the Purchased Shares within the meaning of Section 443 German Civil Code (GARANTIE FUR DIE BESCHAFFENHEIT DER SACHE) and therefore, Purchasers explicitly waive the application of Section 444 German Civil Code.


                                   SECTION 5A
                        REMEDIES FOR SELLING STOCKHOLDERS

5a.1 In the event of any breach or non-fulfillment by Purchasers of any of the Purchasers' Guarantees listed in Section 4a.1 Purchasers shall be liable for putting Selling Stockholders into the same position that they would have been in if the Purchasers' Guarantees had been correct or had not been breached (NATURALRESTITUTION), or, at the election of Selling Stockholders, by payment of the amount necessary to restore the damage suffered by the respective Selling Stockholders to the warranted position (SCHADENSERSATZ).

5a.2 All claims of Selling Stockholders arising under this Agreement shall be time-barred on the second anniversary of Closing.

5a.3 Selling Stockholders have the right to claim damages because of breach of Purchasers' Guarantees only, if the aggregate amount of all claims exceeds EUR 500,000.00, but then for the full amount of such claims (FREIGRENZE).


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                                                                           14/23

         The aggregate liability of the Purchasers under Section 5a.1 is in any event limited to EUR 1,000,000.00. Selling Stockholders shall have no right to claim damages because of breach of Purchasers' Guarantees if and as long as the respective Individual Purchase Price has been paid to the respective Selling Stockholder and the Selling Stockholder has not repaid the Individual Purchase Price to Purchasers.

5a.4 The Parties are in agreement that the remedies that Selling Stockholders may have against Purchasers for breach of obligations set forth in this Agreement are solely governed by this Agreement, and the remedies provided for by this Agreement shall be the exclusive remedies available to Selling Stockholders.


                                    SECTION 6
                                   NON-COMPETE

6.1 Mr. Hans Strack-Zimmermann agrees that he will not for a period of two years after Signing directly or indirectly compete with the Company or its subsidiaries. For purposes of this Section 6.1 "compete" means to undertake, to be engaged (whether as an employee, director or advisor) in, or to hold an interest or a profit participation in (other than through the Company), the software business for archiving (ARCHIVIERUNG) or document management (DOKUMENTENMANAGEMENT) within Germany or any other jurisdiction the Company itself or through its subsidiaries is currently active.

6.2 The restrictions contained in Section 6.1 do not affect or prohibit the right to acquire or hold shares of any class, for passive investment purposes only, amounting to less than five percent of the capital of a competing company. In addition the restrictions contained in Section
         6.1 do not apply to Gauss-Interprise AG, Hamburg and Brainloop AG, Munich.

6.3 Mr. Hans Strack-Zimmermann agrees that he will not for a period of two years after Signing directly or indirectly solicit or actively seek to entice away any employee of the Company or its subsidiaries.

6.4      For each case of violation of the stipulations set forth in Sections
         6.1 and Section 6.3, notwithstanding whether committed intentionally or negligently, the violating Party shall pay a contractual penalty in the amount of EUR


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         15/23

         100,000.00 to Purchasers. This Section 6.4 does, however, not preclude Purchasers to claim actual damages.


                                    SECTION 7
                          TRANSFER OF REMAINING SHARES

7.1 If a Selling Stockholder (a "TRANSFERRING STOCKHOLDER") wishes to sell any of the Remaining Shares in whole or in part, then such Transferring Stockholder must give written notice (the "TRANSFER NOTICE") to Purchasers of his intention, the number of Remaining Shares proposed to be sold (the "OFFERED SHARES") and the proposed purchase price (the "OFFER PRICE"). For purposes of receiving Transfer Notices, GAP LP shall act as a representative (EMPFANGSBEVOLLMACHTIGTER) for all Purchasers, i.e. the Transferring Stockholders shall only give Transfer Notice to GAP LP. On receipt of the Transfer Notice, Purchasers shall have the right to elect to buy all or some of the Offered Shares and to accept the offer made by the Transferring Stockholder at the Offer Price specified in the Transfer Notice by giving written notice to the Transferring Stockholder as soon as possible but in any event not later than fourteen (14) calendar days of receiving the Transfer Notice indicating the number of Offered Shares to be purchased and how such Offered Shares shall be allocated among GAP LP, GAP Coinvestment, GapStar and GAPCO KG (the "ACCEPTANCE NOTICE"). For purposes of giving the Acceptance Notice, GAP LP shall act as a representative for Purchasers, i.e. GAP LP shall give the notice as set forth in the preceding sentence on behalf of all Purchasers. With the acceptance of the offer the Transferring Stockholder and Purchasers enter into the share purchase agreement regarding such Offered Shares pursuant to which the Transferring Stockholder will guarantee that he owns beneficially the Offered Shares being sold to the Purchasers and has good and valid title to such Offered Shares which are free and clear of any third party rights, and are not pledged, assigned, charged or used as a security. Purchasers may assign its rights under this Section 7.1 to any of its affiliated investment partnerships.

7.2      If Purchasers do not wish to purchase the Offered Shares pursuant to
         Section 7.1, they shall inform the Transferring Stockholder about this decision as soon as possible, but not later than fourteen (14) calendar days of receiving Transfer Notice (the "NON-ACCEPTANCE NOTICE"). Without undue delay, but not later


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                                                                           16/23

         than fourteen (14) calendar days after receipt of the Non-Acceptance Notice, Purchasers shall inform the Transferring Stockholder as to the method of disposition of the Offered Shares, e.g. by sale in a block trade, conducting of a road-show, etc. For a period of six (6) weeks after receipt of the Non-Acceptance Notice (the "SALES PERIOD"), (i) the Transferring Stockholder may sell the Offered Shares at a price equal to or higher than the Offer Price in a block trade (i.e. not through the stock exchange) and (ii) Purchasers and the Transferring Stockholder shall consult with each other in an effort to achieve an orderly disposition of the Offered Shares.

7.3 If the Offered Shares are not sold during the Sales Period, then after the lapse of the Sales Period and provided that the Transferring Stockholder has acted in accordance with Sections 7.1 and 7.2, the Transferring Stockholder shall be free to sell the Offered Shares (i) at a price equal to or higher than the Offer Price or (ii) at another price (the "NEW PRICE") if the Transferring Stockholder has offered in writing the Offered Shares for sale to Purchasers at the New Price (the "NEW TRANSFER NOTICE") and Purchasers have not given notice to buy the Offered Shares at the New Price within seven (7) calendar days of receiving the New Transfer Notice or (iii), if the New Price is not exceeding market price at the close of business (SCHLU(BETA)KURS) at the date of the New Transfer Notice, at this market price; Section 7.1 shall apply MUTATIS MUTANDIS.

7.4      For each case of violation of the stipulations set forth in Sections
         7.1 and 7.2, notwithstanding whether committed intentionally, negligently or without negligence, the violating Selling Stockholder shall pay to Purchasers a contractual penalty in the amount of 10 % of the proceeds from the sale of the Offered Shares. This Section 7.4 does, however, not preclude Purchasers to claim actual damages.

7.5 The restrictions set forth in this Section 7 shall not apply to the transfer of Remaining Shares to a GmbH (GESELLSCHAFT MIT BESCHRANKTER HAFTUNG) or AG (AKTIENGESELLSCHAFT) incorporated under German law (the "HOLDING COMPANY") if (i) the Holding Company is wholly owned by the Selling Stockholders, their respective spouses or their direct descendants and (ii) if the Holding Company has acceded to this Agreement. If the Holding Company ceases to be wholly owned by the Selling Stockholders or their direct descendants, the Holding Company shall retransfer the respective Remaining

                                                                           17/23

         Shares to such Selling Stockholder that initially transferred the Remaining Shares to the Holding Company.

7.6 The provision of this Section 7 shall terminate twelve (12) months after Closing.


                                   SECTION 7A
                                 PRESS RELEASES

7a.1 Neither Party shall, without the prior written consent of the other Parties, disclose the contents of this Agreement to third parties or make any information relating thereto available to third parties. This shall not, however, apply to the extent a Party or any affiliate of a Party may be obliged to make any announcement or disclosure under applicable laws or regulations (including, but not limited to the rules of relevant stock exchanges). In addition, after the first public announcement regarding this Agreement, Purchasers may disclose this Agreement and the transactions contemplated hereby to their investors in order to satisfy their periodic reporting obligations and internally consistent with past practice. For clarification purposes, this provision shall not apply to disclosures on a no-name basis.

7a.2 Except for disclosures or statements required under applicable laws or regulations, any press releases or public statements by one Party in connection with this Agreement shall be mutually agreed upon between the Parties prior to the release hereof.


                                   SECTION 7B
                      RESCISSION RIGHTS (RUCKTRITTSRECHTE)

7b.1 If the Other Stockholders rescind or contest the validity (ANFECHTEN) of the Other Agreement with Purchasers, for reasons whatsoever, Purchasers shall have the right to rescind (ZURUCKTRETEN) this Agreement without any liability to the Selling Stockholders within 10 Banking Days following receipt of the notice by the Other Stockholders that the Other Stockholders rescind or contest the validity of the Other Agreement.

                                                                           18/23

7b.2 Each Party shall have the right to rescind (ZURUCKTRETEN) this Agreement without any liability to any of the Parties if (i) antitrust clearance (see Sections 3.2.2 and 3.2.3 above) has not been obtained on or prior to five (5) Banking Days after expiration of the 4-month period set forth in Section 3.2.2 (iii) or (ii) the Company has not filed for the registration of the consummation of the Capital Increase in the commercial register as contemplated in the Participation Agreement on or prior to ten (10) Banking Days after expiration of the 4-month period set forth in Section 3.2.2 (iii).

7b.3 The Selling Stockholders shall have the right to rescind (ZURUCKTRETEN) this Agreement without any liability to any of the Parties if Purchasers have not paid the respective Individual Purchase Price in accordance with Sections 2.2 and 2.3 within ten (10) Banking Days after Closing.


                                   SECTION 7C
                         ADDITIONAL CONDITIONS PRECEDENT

7c.1 The entire Agreement shall be subject to the condition precedent (AUFSCHIEBENDE BEDINGUNG) that the Purchasers have entered into the Participation Agreement with the Company on or prior to August 19, 2002. For clarification purposes, if the condition precedent set forth in this Section 7c.1 has not been fulfilled, this Agreement has never become effective (wirksam).

7c.2 The entire Agreement shall also be subject to the condition precedent (AUFSCHIEBENDE BEDINGUNG) that the Purchasers have entered into the Other Agreement with the Other Stockholders on or prior to August 19, 2002. For clarification purposes, if the condition precedent set forth in this Section 7c.2 has not been fulfilled, this Agreement has never become effective (WIRKSAM).



                                    SECTION 8
                                  MISCELLANEOUS

8.1 All expenses, costs, fees and charges in connection with the transactions contemplated under this Agreement including, without limitations, legal

                                                                           19/23

         services, shall be borne by the Party commissioning the respective costs, fees and charges.

8.2 In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement; where a German term has been inserted in italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement. All Annexes to this Agreement constitute an integral part of this Agreement.

8.3 "BANKING DAYS" shall mean days banks are open for business in Frankfurt/Main.

8.4 The Selling Stockholders shall not be jointly and severally liable under this Agreement, i.e. they shall only be responsible for their respective obligations and liabilities incurred under this Agreement (TEILSCHULDNER).

8.5 Amendments to this Agreement, including this provision, must be made in writing (including telecopy) by the Parties or in any other legally required form, if so required.

8.6 The Selling Stockholders shall not be entitled to assign any rights or claims under this Agreement without the written consent of Purchasers.

8.7 All notices and other communications hereunder shall - unless expressly provided otherwise - be made in writing and shall be delivered or sent by registered mail or courier to the addresses below or to such other addresses which may be specified by any Party to the other Party in the future in writing:

                  for Purchasers:

                  c/o General Atlantic Service Corporation
                  3 Pickwick Plaza
                  Greenwich, Connecticut 06830
                  USA
                  Attn: Matthew Nimetz
                  Telecopy: +01-203-618-9207

                                                                           20/23

                  with copy to:

                  Freshfields Bruckhaus Deringer
                  Prannerstrasse 10
                  80333 Munchen
                  Germany
                  Attn: Dr. Peter Nussbaum
                  Telecopy: +49-89-20702-100

                  for Hans Strack-Zimmermann
                  Josefstalerstrasse 14
                  83727 Schliersee

                  with copy to:

                  Peters, Schonberger & Partner
                  Schackstrasse 2
                  80539 Munchen
                  Germany
                  Attn: Dr. Klaus D. Hofner
                  Telecopy: +49-89-38172-204

                  for Sibylle Strack-Zimmermann
                  Josefstalerstrasse 14
                  83727 Schliersee

                  with copy to:

                  Peters, Schonberger & Partner
                  Schackstrasse 2
                  80539 Munchen
                  Germany
                  Attn: Dr. Klaus D. Hofner
                  Telecopy: +49-89-38172-204

8.8 Should any provision of this Agreement be held wholly or in part invalid or unenforceable, the validity or enforceability of the other parts shall not be affected thereby. In place of the invalid or unenforceable provision the Parties shall agree on an appropriate valid and enforceable provision, which serves best the economic interest of the contract Parties originally pursued by the invalid or unenforceable provision.

                                                                           21/23

8.9 This Agreement shall be governed by and construed in accordance with the laws of Germany. The exclusive jurisdiction for legal actions from or in connection with this Agreement is Munich, Germany (Regional Court Munich I).


August 12     2002                                        August 12     2002
------------, ------------                                ------------, ------------
General Atlantic Partners (Bermuda), L.P.:                GAP Coinvestment Partners II, L.P.:
By:      GAP (Bermuda) Limited
         its general partner


By: /s/ Frank Hemkelmann                                  By: /s/ Frank Hemkelmann
    -----------------------------                             ----------------------------
Name: Frank Hemkelmann                                    Name: Frank Hemkelmann
      ---------------------------                               --------------------------


August 12     2002                                        August 12     2002
------------, ------------                                ------------, ------------
GapStar, LLC                                              GAPCO GmbH & Co. KG:
By:      General Atlantic Partners, LLC,                  By:      GAPCO Management GmbH,
         its managing member                                       its general partner


By: /s/ Frank Hemkelmann                                  By: /s/ Frank Hemkelmann
    -----------------------------                             ----------------------------
Name: Frank Hemkelmann                                    Name: Frank Hemkelmann
      ---------------------------                               --------------------------


August 12     2002                                        August 12     2002
------------, ------------                                ------------, ------------
Hans Strack-Zimmermann                                    Sibylle Strack-Zimmermann


  /s/ Hans Strack-Zimmermann                                /s/ Sibylle Strack-Zimmermann
--------------------------------                          --------------------------------
Name: Hans Strack-Zimmermann                              Name: Sibylle Strack-Zimmermann
      ---------------------------                               --------------------------

                                                                           22/23

                                     ANNEX I


                                REMAINING SHARES
                                ----------------



--------------------------------------------------------------------------------

         SELLING STOCKHOLDERS                           REMAINING SHARES

--------------------------------------------------------------------------------

Hans Strack-Zimmermann                                      653,525

--------------------------------------------------------------------------------

Sibylle Strack-Zimmermann                                   376,500

--------------------------------------------------------------------------------

                                                                           23/23

                                    ANNEX II



----------------------------------------------------------------------------------------------------------------------------
SELLING STOCKHOLDERS     PURCHASED        PURCHASE PRICE FOR     PURCHASED        PURCHASE PRICE FOR     PURCHASED SHARES
                         SHARES SOLD TO   PURCHASED SHARES       SHARES SOLD TO   PURCHASED SHARES       SOLD TO GAPSTAR
                         GAP LP           SOLD TO GAP LP         GAP              SOLD TO GAP
                                                                 COINVESTMENT     COINVESTMENT
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Hans
Strack-Zimmermann           868,374              EUR 5,644,431        65,338                EUR 424,697         64,888
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Sybille
Strack-Zimmermann           694,700              EUR 4,515,550        52,270                EUR 339,755         51,910
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
============================================================================================================================
TOTAL                     1,563,074              EUR 10,159,981      117,608                EUR 764,452        116,798
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------
SELLING STOCKHOLDERS     PURCHASE PRICE FOR    PURCHASED SHARES    PURCHASE PRICE FOR
                         PURCHASED SHARES      SOLD TO GAP CO KG   PURCHASED SHARES
                         SOLD TO GAPSTAR                           SOLD TO GAPCO
                                                                   KG
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Hans
Strack-Zimmermann             EUR 421,772         1,400              EUR 9,100
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Sybille
Strack-Zimmermann             EUR 337,415         1,120              EUR 7,280
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
========================================================================================
TOTAL                         EUR 759,187         2,520              EUR 16,380
----------------------------------------------------------------------------------------